EXHIBIT 13


               TIC SEPARATE ACCOUNT ELEVEN FOR VARIABLE ANNUITIES
               TLAC SEPARATE ACCOUNT TWELVE FOR VARIABLE ANNUITIES

              SCHEDULE FOR COMPUTATION OF TOTAL RETURN CALCULATIONS


The standardized and nonstandardized average annual total returns are computed according to the formula described below. A hypothetical initial investment of $1,000 is applied to the Funding Option, and then related to ending redeemable values as of the most recent fiscal year end, for the calendar year-to-date (nonstandardized only), and over a 1-year, 3-year (nonstandardized only), 5-year, and 10-year period, or since inception if a Funding Option has not been in existence for one of the prescribed periods.

T  =  (ERV/P) 1/n  -1 where:

         T   = average annual total return
         P   = a hypothetical initial payment of $1,000
         n   = the applicable year (1, 3, 5, 10) or portion thereof
         ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of each of the periods

Both the standardized and nonstandardized performance returns reflect the deduction for the management fees and other expenses for a Funding Option, the mortality and expense risk charge(s) and the administrative expense charge.

For Funding Options that were in existence prior to the date they became available under the Separate Account, the standardized average total return quotations may be accompanied by returns showing the investment performance that such Fund Options would have achieved (reduced by applicable charges/fees) had they been held under the Contract for the period quoted. The total return quotations are based on historical earnings and are not necessarily representative of future performance.

STANDARDIZED METHOD

The standardized returns take into consideration all fees and/or charges applicable to the Funding Option or contract. Standardized performance figures will only be available after the product offered through the Separate Account has begun operating.

Under the standardized method, the $30 annual contract administrative charge is reflected in the calculation. It is expressed as a percentage of assets based on the actual fees collected divided by the average net assets for contracts sold under the prospectus for each year for which performance is shown.

NONSTANDARDIZED METHOD

Nonstandardized returns do not reflect the deduction of the $30 annual administrative charge, which, if reflected, would decrease the level of performance shown.

For a Schedule of the Computation of the Historical Total Return Quotations, see attached.

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FUND NAME    PIONEER ANNUISTAR PLUS                             INCEPTION    INCEPTION    AUV AS OF   AUV/AS OF    AUV/AS OF
                                                                   DATE        AUV       12/31/2000  12/31/2001   12/31/2002
------------------------------------------------------------------------------------------------------------------------------
AIM V. I. Capital Appreciation Fund - Series II Shares           05/05/93       0.7096       1.9077      1.4176      1.0373
------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity - Series II                         09/10/01       1.1424       --          1.2142      1.0448
------------------------------------------------------------------------------------------------------------------------------
Franklin Small Cap Fund - Class 2                                05/01/98       1.4971       1.8510      1.5207      1.0513
------------------------------------------------------------------------------------------------------------------------------
Franklin Rising Dividends Securities Fund - Class 2 Shares       01/27/92       0.5167       0.9930      1.0934      1.0432
------------------------------------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation Fund / VA - Service Shares      04/03/85       0.2572       1.6746      1.4186      1.0027
------------------------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/ VA - Service Shares          11/12/90       0.5363       1.6969      1.4502      1.0916
------------------------------------------------------------------------------------------------------------------------------
Pioneer Fund VCT Portfolio - Class II Shares                     10/31/97       1.1114       1.5680      1.3512      1.0577
------------------------------------------------------------------------------------------------------------------------------
Pioneer Mid-Cap Value VCT Portfolio - Class II Shares            03/01/95       0.7168       1.1732      1.2080      1.0378
------------------------------------------------------------------------------------------------------------------------------
Pioneer America Income VCT Portfolio - Class II Shares           03/01/95       0.8062       0.9069      0.9336      0.9961
------------------------------------------------------------------------------------------------------------------------------
Pioneer Balanced VCT Portfolio - Class II Shares                 03/01/95       0.8778       1.2433      1.1749      1.0196
------------------------------------------------------------------------------------------------------------------------------
Pioneer Emerging Markets VCT Portfolio - Class II Shares         10/30/98       1.0284       1.2282      1.1027      1.0538
------------------------------------------------------------------------------------------------------------------------------
Pioneer Equity Income VCT Portfolio - Class II Shares            03/01/95       0.6576       1.4373      1.2936      1.0528
------------------------------------------------------------------------------------------------------------------------------
Pioneer Europe VCT Portfolio - Class II Shares                   10/30/98       1.8104       1.8672      1.3855      1.0872
------------------------------------------------------------------------------------------------------------------------------
Pioneer Growth Shares VCT Portfolio - Class II Shares            10/31/97       1.6304       1.9982      1.5641      0.9844
------------------------------------------------------------------------------------------------------------------------------
Pioneer High Yield VCT Portfolio - Class II Shares               05/01/00       0.8604       0.8762      0.9777      0.9249
------------------------------------------------------------------------------------------------------------------------------
Pioneer International Value VCT Portfolio - Class II Shares      03/01/95       1.7043       1.7408      1.2834      1.0759
------------------------------------------------------------------------------------------------------------------------------
Pioneer Real Estate Shares VCT Portfolio - Class II Shares       03/01/95       0.6028       0.9487      0.9888      0.9804
------------------------------------------------------------------------------------------------------------------------------
Pioneer Small Cap Value VCT Portfolio - Class II Shares          11/08/01       1.1872       --          1.2847      1.0575
------------------------------------------------------------------------------------------------------------------------------
Pioneer Small Company VCT Portfolio - Class II Shares            01/19/01       1.2726       --          1.3531      1.0869
------------------------------------------------------------------------------------------------------------------------------
Pioneer Strategic Income VCT Portfolio - Class II Shares         07/29/99       0.8711       0.8741      0.9035      0.9674
------------------------------------------------------------------------------------------------------------------------------
Pioneer Value VCT Portfolio - Class II Shares                    05/01/03       --           --          --          --
------------------------------------------------------------------------------------------------------------------------------
Salomon Brothers Variable Emerging Growth Fund - Class II        12/03/93       0.2965       1.7016      1.5601      1.0176
------------------------------------------------------------------------------------------------------------------------------
Salomon Brothers Variable Total Return Fund - Class II           02/17/98       1.1296       1.1874      1.1419      1.0310
------------------------------------------------------------------------------------------------------------------------------
Templeton Foreign Securities Fund - Class 2                      05/01/92       0.7576       1.6791      1.3673      1.0795
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Travelers Money Market Portfolio                                 12/31/87       0.7889       1.0148      1.0209      1.0035
------------------------------------------------------------------------------------------------------------------------------